                                        (back)

FRONTIER AIRLINES, INC.
COMPUTERSHARE INVESTOR SERVICES
350 INDIANA STREET, SUITE 800
GOLDEN, CO 80401

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions
and for electronic delivery of information up until 11:59
P.M. Eastern Time the day before the cut-off date or
meeting date. Have your proxy card in hand when you
access the web site. You will be prompted to enter
your 12-digit Control Number which is located below
to obtain your records and to create an electronic voting
instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting
instructions up until 11:59 P.M. Eastern Time the day
before the cut-off date or meeting date. Have your proxy
card in hand when you call. You will be prompted to
enter your 12-digit Control Number which is located
below and then follow the simple instructions the Vote
Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the
postage-paid envelope we have provided or return it to
Frontier Airlines, Inc., c/o ADP, 51 Mercedes Way,
Edgewood, NY 11717.
For All        Withhold All        For All Except
To withhold authority to vote, mark "For All Except"
and write the nominee's number on the line below.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Vote On Directors

1. To elect eight directors to the Company's Board of Directors.
Nominees:
01) Samuel D. Addoms   05) William B. McNamara             For      Against      Abstain
02) Hank Brown         06) B. LaRae Orullian
03) D. Dale Browning   07) Jeff S. Potter
04) Paul S. Dempsey    08) James B. Upchurch

Signature (Joint Owners)                      Signature [PLEASE SIGN WITHIN BOX]

Vote On Proposal

2. To consider and vote upon a proposal to approve the Frontier Airlines, Inc. 2003 Long-Term Incentive and
Equity Compensation Plan.

3. To transact any other business which properly comes before the meeting or any adjournment.

Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX]

                                        (front)

                               FRONTIER AIRLINES, INC.
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          ANNUAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 4, 2003

The shareholder(s) hereby appoint(s) Jeff S. Potter, Paul H. Tate and David Sislowski, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Frontier Airlines, Inc. that the shareholder(s) are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 a.m., local time on September 4, 2003, at the Doubletree Hotel, 3203 Quebec
Street, Denver, Colorado, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH
DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE
FOR THE BOARD OF DIRECTORS AND FOR THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE